Exhibit 99.1

Independent auditors’ report

To the Board of Directors of Witness Systems, Inc.

We have audited the accompanying consolidated balance sheets of Eyretel plc and its subsidiaries (the “Group”) as of 21 March 2003 and 31 March 2002, and the related consolidated statements of profit and loss, total recognised gains and losses, reconciliations of movements in shareholders’ funds and movements on reserves, and cash flows for the period ended 21 March 2003 and for each of the two years in the period ended 31 March 2002.  These financial statements are the responsibility of Witness Systems, Inc.’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 21 March 2003 and 31 March 2002, and the results of their operations and their cash flows for the period ended 21 March 2003 and for each of the two years in the period ended 31 March 2002, in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of profit and loss for the period ended 21 March 2003 and the year ended 31 March 2002 and the determination of shareholders’ funds at 21 March 2003 and 31 March 2002, to the extent summarised in Note 26 to the consolidated financial statements.

/s/ Deloitte & Touche

Deloitte & Touche
Crawley, United Kingdom
4 June 2003

Consolidated statements of profit and loss

	Note	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
		£’000	£’000	£’000
Turnover (including exceptional items of negative £500,000 2002 and 2001 - £nil)	2	33,932	50,017	39,362

Cost of sales (including exceptional items of £2,979,000 2002 and 2001 - £nil)	3	(20,220)	(19,322)	(16,748)

Gross profit		13,712	30,695	22,614

Administrative expenses (including exceptional items of £6,698,000, 2002 and 2001 - £492,000)	3	(37,862)	(31,293)	(26,716)

Operating loss	3	(24,150)	(598)	(4,102)

Interest receivable and similar income	5	968	1,263	1,838
Interest payable and similar charges	6	(10)	(17)	(61)
(Loss)/profit on ordinary activities before taxation		(23,192)	648	(2,325)

Tax credit/(charge) on (loss)/profit on ordinary activities	7	71	64	(621)
(Loss)/profit on ordinary activities after taxation		(23,121)	712	(2,946)

Dividends paid and proposed	8	—	—	(14)
Retained (loss)/profit (charged)/transferred to reserves		(23,121)	712	(2,960)

All income and expenses arise from continuing operations.

The impact of the exceptional items on the opening loss is £10,177,000 (2002 - £nil, 2001 - £492,000).

(Loss)/earnings per share	9	Pence	Pence	Pence

Basic (loss)/earnings per 0.05p share		N/A	0.51	(2.19)
Diluted (loss)/earnings per 0.05p share		N/A	0.49	(2.19)

Consolidated statements of total recognised gains and losses

	Period Ended 21 March 2003	Year Ended 31 March 2002	Year Ended 31 March 2001
	£’000	£’000	£’000

(Loss)/profit for the financial period/year	(23,121)	712	(2,946)
Currency translation differences on foreign currency net investment	(1,231)	(11)	(181)
Total recognised (losses)/gains for the period/year	(24,352)	701	(3,127)

Reconciliation of movements in shareholders' funds and
Consolidated statements of movements on reserves

	Ordinary share capital	Preference share capital	Share premium account	Other reserves	Profit & loss account	Period ended 21 March 2003 Total	Year ended 31 March 2002 Total	Year ended 31 March 2001 Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000	£’000

At 1 April 2000	45	37	12,843	1,329	(1,985)			12,269
Retained loss for the financial year	—	—	—	—	(2,960)			(2,960)
Shares issued	28	—	44,256	—	—			44,284
Share options exercised or lapsed	—	—	173	(74)	74			173
Redemption of preference shares	—	(1)	(4,999)	—	—			(5,000)
Conversion of B preference shares	2	(36)	34	—	—			—
Share issue costs charged	—	—	(3,695)	—	—			(3,695)
Currency translation differences	—	—	—	(181)	—			(181)
At 1 April 2001	75	—	48,612	1,074	(4,871)		44,890	44,890
Retained profit for the financial year	—	—	—	—	712		712
Share options exercised or lapsed	—	—	1,166	(319)	319		1,166
Currency translation differences	—	—	—	(11)	—		(11)
At 1 April 2002	75	—	49,778	744	(3,840)	46,757	46,757	44,890
Retained loss for the period	—	—	—	—	(23,121)	(23,121)
Share options exercised or lapsed	—	—	46	(108)	108	46
Currency translation differences	—	—	—	(1,231)	—	(1,231)
At 21 March 2003	75	—	49,824	(595)	(26,853)	22,451	46,757	44,890

Other reserves

	Reserve over shares to be issued	Foreign currency reserve	Capital redemption reserve	Total Other reserves
	£’000	£’000	£’000	£’000

At 1 April 2000	714	113	502	1,329
Share options exercised or lapsed	(74)	—	—	(74)
Currency translation differences	—	(181)	—	(181)
At 1 April 2001	640	(68)	502	1,074
Share options exercised or lapsed	(319)	—	—	(319)
Currency translation differences	—	(11)	—	(11)
At 1 April 2002	321	(79)	502	744
Share options exercised or lapsed	(108)	—	—	(108)
Currency translation differences	—	(1,231)	—	(1,231)
At 21 March 2003	213	(1,310)	502	(595)

Consolidated balance sheets

	Note	21 March 2003	31 March 2002 £’000
		£’000	£’000

Fixed assets
Intangible assets	10	4	577
Tangible assets	11	1,649	2,838
Investments	12	6	6
		1,659	3,421
Current assets
Stocks	13	907	5,334
Debtors	14	9,807	22,566
Liquid investments		18,489	23,452
Cash at bank and in hand		6,324	6,573
		35,527	57,925

Creditors: amounts falling due within one year	15	(13,091)	(14,532)

Net current assets		22,436	43,393

Total assets less current liabilities		24,095	46,814

Creditors: amounts falling due after more than one year	16	—	(57)

Provisions for liabilities and charges	17	(1,644)	—
Net assets		22,451	46,757

Capital and reserves
Called up share capital	18	75	75
Share premium account		49,824	49,778
Other reserves		(595)	744
Profit and loss account (deficit)		(26,853)	(3,840)
Total equity shareholders’ funds		22,451	46,757

Consolidated cash flow statements

	Note	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
		£’000	£’000	£’000

Net cash outflow from operating activities	21a	(5,298)	(2,560)	(7,901)

Returns on investments and servicing of finance
Interest received		968	1,263	1,838
Interest paid		(4)	(11)	(36)
Interest element of finance lease rentals		(6)	(6)	(25)
Non-equity dividends paid		—	—	(642)
Net cash inflow from returns on investments and servicing of finance		958	1,246	1,135

Taxation
Corporation tax paid		(86)	(274)	(636)
Tax paid		(86)	(274)	(636)

Capital expenditure and financial investment
Payments to acquire tangible fixed assets		(855)	(1,195)	(1,958)
Payments to acquire intangible fixed assets		—	(639)	(69)
Receipts from sales of tangible fixed assets		71	96	27
Sale of investments by the Eyretel plc Employee Benefits Trust		46	1,166	—
Net cash outflow from capital expenditure and financial investment		(738)	(572)	(2,000)

Net cash outflow before financing and management of liquid resources		(5,164)	(2,160)	(9,402)

Management of liquid resources
Decrease/(increase) in short term deposits		4,963	5,922	(24,099)

Financing
Capital element of finance lease payments		(37)	(103)	(152)
Redemption of share capital		—	—	(5,000)
Income from issue of shares		—	—	44,449
Issue costs of shares		—	—	(4,187)
Repayment of borrowings		(8)	(2)	—
Net cash (outflow)/inflow from financing		(45)	(105)	35,110

(Decrease)/increase in cash	21c	(246)	3,657	1,609

Notes to the consolidated financial statements

1. Accounting policies

The consolidated financial statements of Eyretel plc (the “Company”) and its subsidiaries (together the “Group”) are prepared in accordance with accounting principles generally accepted in the United Kingdom.  The particular accounting policies adopted are described below.

Accounting convention

The financial statements are prepared under the historical cost convention.

Intangible fixed assets

The cost of acquiring customer lists from independent dealers is depreciated on a straight line basis over a period of five years, being the Directors’ estimate of its useful life.

Capitalised software is amortised over two years from the date of product release, being the Directors’ estimate of its useful life.

Where an impairment arises, immediate provision is made against the carrying value.

Tangible fixed assets

Depreciation is provided on cost in equal annual instalments over the estimated useful lives of the assets. The rates of depreciation are as follows:

Leasehold improvements	Period of the lease following commissioning
Office equipment	3 – 5 years
Fixtures & fittings	5 – 8 years
Motor vehicles	3 – 4 years

Basis of consolidation and comparative period

The consolidated financial statements incorporate the financial statements of the Company and all its subsidiaries.  The Group’s fiscal year end has historically been 31 March. The Group was purchased on 22 March 2003 by Witness Systems, Inc., (“Witness”) a U.S. Company and a registrant of the Securities and Exchange Commission (“SEC”). The accompanying financial statements were prepared for purposes of inclusion in a Form 8-K/A filing with the SEC by Witness. For purposes of the rules and regulations of the SEC, the period from 1 April 2002 to 21 March 2003 is deemed to satisfy the requirement for filing financial statements for a period of one year. The comparative years included are for the Group’s full fiscal years ended 31 March 2002 and 2001.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United Kingdom requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to consolidated financial statements. Actual results could differ from these estimates.

Stocks

Stocks are stated at the lower of cost and net realisable value.  Cost is determined on a first in first out basis.   Net realisable value is based on estimated selling price less all further costs of realisation.

Deferred taxation

Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law.  Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in financial statements.  Deferred tax assets are recognised to the extent that is regarded as more likely than not that they will be recovered.  Deferred tax assets and liabilities are not discounted.

Leases and hire purchase contracts

Assets obtained under finance leases and hire purchase contracts are capitalised at their fair value on acquisition and depreciated over their estimated useful lives.  The finance charges are allocated over the period of the lease in proportion to the capital element outstanding.

Operating lease rentals are charged to income in equal annual amounts over the lease term.

Vacated property

A provision has been recognised both within the Group in respect of onerous leases on vacated property arising from the Group reorganisation.  Provisions are discounted where material, in accordance with Financial Reporting Standard (“FRS”) 12 Provisions, Contingent Liabilities and Contingent Assets (“FRS12”).

Pensions costs

The Group operates a defined contribution pension scheme for certain of its staff, an Executive self administered scheme and an unapproved scheme. All schemes are money purchase in nature. The pension charge represents the amounts payable by the Group to the various funds in respect of the year.

Turnover

Turnover represents the invoiced value of sales during the year excluding intra-Group sales and value added tax. Turnover from maintenance and other support services is recognised proportionately over the period of the contract in respect of the services provided.

Hardware and software revenue is recognised in accordance with a policy that only allows revenue to be recognised if there is an irrevocable order from the client, an agreed contract is in place, shipping of the product has commenced and an invoice has been produced.

Revenue for the provision of services is recognised as the services are both performed and invoiced.  Where certain services such as project management, systems integration and consultancy are performed over a number of accounting periods or in a fixed price contract, revenue is recognised on a percentage completion basis.  Training and installation services are only recognised when the service has been completed.

Acquisitions and disposals

On the acquisition of a business, including an interest in an associated undertaking, fair values are attributed to the Groups’ share of net assets. Where the cost of acquisition exceeds the value attributable to such net assets, the difference is treated as purchased goodwill. In prior years this was written off directly to reserves in the year of acquisition. In future (in order to comply with the provisions of Financial Reporting Standards 10, Goodwill and Intangible Assets (“FRS10”)) any purchased goodwill will be capitalised and amortised over its estimated useful life. Total cumulative goodwill written off to reserves amounts to £603,000 at 21 March 2003, 31 March 2002 and 31 March 2001.

Investments

Investments held as fixed assets are stated at cost less any provision for impairment.

Research and development

Where development is incurred on a separately identifiable commercial project whose profitable outcome is reasonably foreseeable the related costs are capitalised as capitalised software and included within intangible fixed assets.

All other expenditure on research and development is charged to the profit and loss account in the period in which it is incurred.

Foreign exchange

Transactions of the UK Company denominated in foreign currencies are translated into sterling at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at that date. These translation differences are dealt with in the profit and loss account.

The profit and loss accounts of the foreign subsidiaries are translated into sterling at the average rate of exchange for the period and the balance sheets are translated into sterling at the closing rate of exchange and where applicable the difference arising from the translation of the opening net investment in subsidiaries at the closing rate is taken directly to the foreign currency reserve.

Capital instruments

Finance costs of capital instruments are spread over the useful life of the instrument in question, using the earliest redemption date.

Share options

In accordance with the requirements of UITF17 Employee Share Schemes a charge is made in the profit and loss account for the difference between the fair value of the shares under options at the date of granting, and the exercise price. Where the award is conditional on certain performance criteria being met this is reflected in the number of options on which the charge is calculated.

An accrual for National Insurance is made in respect of all options granted since 6 April 1999 on the difference between the fair value of the shares at the period end and the exercise price to the extent that it is believed that the options are likely to be exercised.

2. Turnover

Turnover represents amounts derived from the provision of goods and services which fall within the Group’s ordinary activities after deduction of trade discounts and value added tax. The turnover and pre-tax (loss)/profit is attributable to the Group’s principal activity.

By origin	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
	£’000	£’000	£’000

United Kingdom	14,075	17,991	17,295
Europe, Middle East & Africa	3,609	4,040	4,614
Americas’	12,097	16,595	9,095
Asia Pacific	4,151	11,391	8,358
	33,932	50,017	39,362

The Directors have chosen not to disclose the profit and loss and net assets of the above geographical  regions on the grounds that it is prejudicial to the interests of the Group.

The turnover by origin is not materially different to that by destination.  There is one class of business only.

3. Operating loss

		Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
		£’000	£’000	£’000
	Operating loss is after charging/(crediting):
	Depreciation and amortisation
	Owned assets	1,338	1,124	830
	Leased assets	6	93	104
	Amortisation of intangible fixed assets	313	232	166
	Impairment of intangible fixed assets	260	—	—
	Research and development expenditure	4,412	4,652	4,406
	Loss/(profit) on disposal of fixed assets	22	(46)	16
	Rentals under operating leases
	- Hire of plant and machinery	13	40	33
	- Other operating leases	579	1,521	1,068
	Auditors’ remuneration
Audit fees	- UK	86	86	93
	- Overseas	110	71	82
Non audit	- UK	191	55	133
	- Overseas	71	73	57
	- Fees associated with Stock Exchange listing	—	—	150
	Loss/(gain) on foreign exchange	165	140	(395)
	National Insurance on share options	—	(174)	(84)
	Termination costs for U.S. General Manager	—	—	238
	Exceptional items included in turnover:
	Reversal of Asia Pacific revenue booked in prior year turnover	500	—	—
	Exceptional items included in cost of sales:
	- Stock net realisable value provision	3,179	—	—
	- Cost of sales write back associated with reversal of revenue	(200)	—	—
	Exceptional items included in administrative expenses:
	- Group’s direct acquisition costs (includes auditors’ remuneration of £200,000)	1,691	—	—
	- Provision for onerous lease	1,644	—	—
	- Redundancies and restructuring	468	—	—
	- Impairment of tangible fixed assets	607	—	—
	- Bad debt provision	2,288	—	—
	- Costs of listing on the London Stock Exchange	—	—	492

4. Information regarding Directors and employees

For the period ended 21 March 2003 the remuneration packages of the Directors were as follows:

	Salary and fees	Bonus	Pension costs	Benefits in kind	Payments in lieu of notice	Total 2003	Total 2002
	£	£	£	£	£	£	£

Executive Directors
R Keenan	154,790	—	11,983	22,200	—	188,993	247,259
N Discombe	205,000	—	24,600	20,368	—	249,968	1,212,284
T Osbourne	12,000	—	—	—	—	12,000	87,944
D Paton	134,226	15,000	13,423	13,109	—	175,758	174,329
Dr. C Blair	133,738	—	16,049	16,450	—	166,237	430,802
	639,754	15,000	66,055	72,147	—	792,956	2,152,6180
Non-Executive Executive Directors
Sir R Neville	—	—	—	—	—	—	29,083
Sir M Bett	12,000	—	—	—	6,000	18,000	23,254
Dr. P Englander	1,874	—	—	—	—	1,874	12,000
R Measelle	20,149	—	—	—	6,000	26,149	12,000
	34,023	—	—	—	12,000	46,023	76,337
Total Directors’ Remuneration	673,777	15,000	66,055	72,147	12,000	838,979	2,228,955

During fiscal 2003, share awards were issued in lieu of contractual payments on change of control, as follows:

	Period ended 21 March 2003	Year ended 31 March 2002
	£	£

R Keenan	104,858	—
N Discombe	430,000	—
T Osborne	6,000	—
D Paton	167,500	—
Dr. C Blair	157,000	—
	865,358	—

All pension costs in both years are in respect of money purchase pension schemes.

Directors’ share options

	31 March 2002	Granted in period	Exercised in period	21 March 2003	Exercise Price	First Exercise date	Last Exercise date
	No.	No.	No.	No.

N Discombe	3,135,357	—	—	3,135,357	32.90p	16/11/99	31/03/06
N Discombe	935,170	—	—	935,170	92.50p	05/02/02	05/02/08
T Osborne	250,000	—	—	250,000	88.50p	05/03/02	05/03/08
D Paton	618,306	—	—	618,306	72.50p	22/01/02	22/01/08
Dr. C Blair	674,000	—	—	674,000	32.90p	16/11/99	31/03/06
Dr. C Blair	458,620	—	—	458,620	72.50p	22/01/02	22/01/08
Sir M Bett	38,349	—	—	38,349	32.90p	16/11/99	31/03/06
R Measelle	150,000	—	—	150,000	32.90p	04/01/00	31/03/07
	6,259,802	—	—	6,259,802

No other Directors held any options at the period-end and no options lapsed during the period. All options have lapsed since the period end (Note 25).

The average number of persons employed by the Group was as follows:

	Period ended 21 March 2003	Year ended 31 March 2002
	No.	No.
Average number of persons employed (including Directors)
Selling	104	116
Engineering & development	192	170
Office and administration	51	54
	347	340

	£’000	£’000
Staff costs during the period/year (including Directors)
Wages and salaries	20,428	20,858
Social security costs	1,712	1,771
Pension costs	567	525
	22,707	23,154

5. Interest receivable and similar income

	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
	£’000	£’000	£’000

Bank interest receivable	968	1,263	1,838

6. Interest payable and similar charges

	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
	£’000	£’000	£’000

Bank loans and overdrafts	4	11	8
Finance leases and hire purchase contracts	6	6	25
Other	—	—	28
	10	17	61

7. Tax credit/(charge) on (loss)/profit on ordinary activities

	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
	£’000	£’000	£’000

United Kingdom Corporation tax at 30% (2002 and 2001– 30%)	—	174	(420)
Overseas taxation	(55)	(312)	(255)
Double tax relief	—	—	63
	(55)	(138)	(612)
Adjustments to prior years’ tax provisions
- United Kingdom Corporation tax	—	39	(9)
- Overseas Corporation tax	126	163	—
	71	64	(621)

	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
	£’000	£’000	£’000

(Loss)/profit on ordinary activities before tax	(23,192)	648	(2,325)

Tax credit/(charge) at 30% thereon:	6,958	(194)	698
Effects of:
Expenses not deductible for tax purposes	(1,783)	(105)	(266)
Capital allowances in excess of depreciation	(470)	(27)	(5)
Utilisation of tax losses	—	(60)	—
Movement in short term timing differences	(36)	42	(153)
Unrelieved losses in foreign subsidiaries	(4,755)	(32)	(96)
Movement on provision for unrealised profits	31	204	(175)
Movement in overseas tax rates	—	34	(615)
Prior period adjustments	126	202	(9)

Current tax credit/(charge) for the period/year	71	64	(621)

A deferred tax asset amounting to approximately £5,400,000 (2002 - £1,330,000, 2001 - £1,610,000) in respect of unrelieved losses relating to the Company and overseas subsidiaries has not been recognised as the Group does not anticipate sufficient taxable profits arising within the immediate future.

Other deferred tax assets in the Group amounting to £1,656,000 at the balance sheet date (2002 - £1,055,000, 2001 - £970,000) in respect of short term timing differences have similarly not been recognised.

No deferred tax in the Group is recognised on the unremitted earnings of overseas subsidiaries. As the earnings are continually reinvested within the subsidiaries, no tax is expected to be payable on them in the foreseeable future.

8. Non equity dividends paid

	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
	£’000	£’000	£’000

Dividend paid on preference shares	—	—	14

The dividend paid relates to the 8% payable on the cumulative preference shares prior to their redemption in April 2000.

9. (Loss)/earnings and diluted (loss)/earnings per share

		Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
		£’000	£’000	£’000
(Loss)/earnings per ordinary share is calculated on:

The Group’s (loss)/profit attributable to ordinary shareholders:		N/A	712	(2,960)

The weighted average number of shares	Basic	N/A	139,724,374	134,923,143
	Diluted	N/A	143,914,343	134,923,143

(Loss)/earnings per share		pence	pence	pence

Basic earnings/(loss) per 0.05p share		N/A	0.51	(2.19)
Diluted earnings/(loss) per 0.05p share		N/A	0.49	(2.19)

Basic and diluted earnings per share information is not presented in these consolidated financials statements for the period ended 21 March 2003 as the Group had delisted from the London Stock Exchange subsequent to the period ended 21 March 2003.

10.  Intangible fixed assets

	Customer base	Capitalised software	Total
	£’000	£’000	£’000
Cost
At 1 April 2002 and 21 March 2003	224	1,051	1,275

Accumulated amortisation
At 1 April 2002	224	474	698
Amortisation charge	—	313	313
Provision for impairment	—	260	260
At 21 March 2003	224	1,047	1,271

Net book value
At 21 March 2003	—	4	4

At 31 March 2002	—	577	577

11. Tangible fixed assets

	Leasehold improvements	Office equipment	Fixtures & fittings	Motor vehicles	Total
	£’000	£’000	£’000	£’000	£’000
Cost
At 1 April 2002	913	4,333	550	351	6,147
Additions	48	760	33	14	855
Disposals	(12)	(246)	(16)	(123)	(397)
At 21 March 2003	949	4,847	567	242	6,605

Accumulated depreciation
At 1 April 2002	264	2,559	269	217	3,309
Charge for the period	102	1,115	72	55	1,344
Provision for impairment	124	413	66	4	607
Disposals	(11)	(198)	(13)	(82)	(304)
At 21 March 2003	479	3,889	394	194	4,956

Net book value
At 21 March 2003	470	958	173	48	1,649

At 31 March 2002	649	1,774	281	134	2,838

The net book value of the Group’s motor vehicles includes £31,000 (2002 - £127,000) in respect of assets held under finance leases.

12. Investments held as fixed assets

Own shares held by employee trust at cost	£’000

Cost
At 1 April 2002 and 21 March 2003	6

13. Stocks

	21 March 2003	31 March 2002
	£’000	£’000

Goods for resale	907	5,334

There is no material difference between replacement value and that detailed above for either period.

14. Debtors

	21 March 2003	31 March 2002
	£’000	£’000

Trade debtors	8,381	20,989
Other debtors	94	197
Prepayments and accrued income	1,294	1,236
Current corporation tax	20	37
Overseas tax recoverable	18	107
	9,807	22,566

15. Creditors: amounts falling due within one year

	21 March 2003	31 March 2002
	£’000	£’000

Bank loans and overdrafts	—	3
Obligations under finance leases (note 19)	17	5
Trade creditors	1,836	3,255
Overseas tax	1	264
Other taxes and social security	558	1,527
Other creditors	575	109
Accruals and deferred income	10,104	9,369
	13,091	14,532

16. Creditors: amounts falling due after more than one year

	21 March 2003	31 March 2002
	£’000	£’000

Bank loans (within 1-2 years)	—	8
Obligations under finance leases (note 19)	—	49
	—	57

17. Provisions for liabilities and charges

£’000

At 1 April 2002	—
Charge to profit and loss account	1,644
At 21 March 2003	1,644

Provision relates to onerous leases on vacated property.

18. Called up share capital

	21 March 2003	31 March 2002
	£’000	£’000
Authorised
19,984,780,000 ordinary shares of 0.05p each	9,992	9,992

Called up, allotted and fully paid
149,619,029 ordinary shares of 0.05p each	75	75

On 23 March 2000 the Company set up a discretionary trust (managed by the RBC Trustees Guernsey Limited) to encourage and facilitate the holding of ordinary shares in the capital of the Company by or for the benefit of the employees of the Company and its subsidiaries.  At 1 April 2002 it held 12,711,509 shares.

At 21 March 2003 outstanding options under the Group share option schemes are set out below:

Date of exercise	Exercise price	31 March 2002	Granted	Exercised	Lapsed/ Waived/ Unearned	21 March 2003
1999-2006	32.90p	7,432,257	—	(141,297)	(752,987)	6,537,973
2001-2007	208.00p	660,117	—	—	(298,285)	361,832
2001-2007	230.00p	30,000	—	—	—	30,000
2002-2008	72.50p	5,805,498	—	—	(1,744,049)	4,061,449
2002-2008	92.50p	935,170	—	—	—	935,170
2002-2008	88.50p	250,000	—	—	—	250,000
2002-2008	111.50p	525,000	—	—	(385,000)	140,000
2002-2008	66.00p	433,597	—	—	(239,241)	194,356
2002-2008	89.00p	3,089,122	—	—	(2,494,933)	594,189
2003-2009	81.50p	1,025,000	—	—	(1,000,000)	25,000
2003-2009	17.50p	—	1,232,615	—	(350,000)	882,615
2003-2009	10.00p	—	1,700,000	—	—	1,700,000
		20,185,761	2,932,615	(141,297)	(7,264,495)	15,712,584

At 21 March 2003 12,496,439 of these options were covered by existing shares held by the employee trust.

The market price of the shares of the Company at 21 March 2003 was 25p (31 March 2002 – 66.0p) and the highest and lowest prices during the period were 71.0p and 8.5p respectively.  On 23 April 2003 the Company delisted and there is no longer a market price for the shares.  See note 25 regarding the lapse of share options after the balance sheet date.

19. Lease commitments

At 21 March 2003 the Group was committed to making the following payments during the next year in respect of operating leases:

	Land and Buildings 21 March 2003	Other 21 March 2003	Land and Buildings 31 March 2002	Other 31 March 2002
	£’000	£’000	£’000	£’000
Leases which expire:
Within one year	88	43	356	22
Within two to five years	71	108	554	131
After five years	893	—	748	—
	1,052	151	1,658	153

At 21 March 2003 the Group was committed to making the following payments in respect of finance leases on motor vehicles:

	21 March 2003	31 March 2002
	£’000	£’000
Amounts due:
Within one year	17	5
Within one to two years	—	49
	17	54

20. Pension schemes

The Group contributes to defined contribution schemes for certain staff. The pension charge for the period represents all payments both paid and payable by the Group to the schemes in respect of the period ended 21 March 2003 and amounted to £302,000 (2002 - £525,000, 2001 - £442,000).  Overseas pension charges amounted to £265,000 (2002 - £207,000, 2001 - £138,000). There were no material amounts outstanding to pension schemes at the current period or prior year ends.

21 a. Reconciliation of operating loss to net cash outflow from operating activities

	Period ended 21 March 2003	Year ended 31 March 2002	Year ended 31 March 2001
	£’000	£’000	£’000

Operating loss	(24,150)	(598)	(4,102)

Cash flow impact of exceptional item	—	—	492
Depreciation charge	1,344	1,217	934
Amortisation charge	313	232	166
Impairment charge	867	—	—
Loss/(profit) on sale of tangible fixed assets	22	(46)	16
Decrease/(increase) in stocks	4,427	1,159	(2,942)
Decrease/(Increase) in debtors	12,652	(5,657)	(6,773)
Increase in creditors	458	1,143	4,544
Other non cash items (including foreign exchange differences)	(1,231)	(10)	(236)
Net cash outflow from operating activities	(5,298)	(2,560)	(7,901)

21 b. Analysis of net funds

	At 1 April 2001	Cash Flow	At 1 April 2002	Cash Flow	At 21 March 2003
	£’000	£’000	£’000	£’000	£’000

Cash at bank and in hand	3,046	3,527	6,573	(249)	6,324
Bank overdraft	(133)	130	(3)	3	—
	2,913	3,657	6,570	(246)	6,324

Debt due after one year	(10)	2	(8)	8	—
Finance leases	(157)	103	(54)	37	(17)
	2,746	3,762	6,508	(201)	6,307

Short term deposits	29,374	(5,922)	23,452	(4,963)	18,489
	32,120	(2,160)	29,960	(5,164)	24,796

21 c. Reconciliation of net cash flow to movement in net funds

	21 March 2003	31 March 2002	31 March 2001
	£’000	£’000	£’000

(Decrease)/increase in cash in the period/year	(246)	3,657	1,609
New finance leases	—	—	(93)
Cash outflow from debt financing	45	105	142
(Decrease)/increase in liquid resources	(4,963)	(5,922)	24,099
Movement in net funds	(5,164)	(2,160)	25,757
Net funds at 1 April	29,960	32,120	6,363
Net funds at 21 March/31 March	24,796	29,960	32,120

22. Contingent liabilities

As part of its normal trading Eyretel Inc., a subsidiary undertaking, has to issue performance bonds in order to tender for certain state and federal business. The total amount outstanding in bonds issued at the end of the period was £nil (2002 - £nil).

The parent Company has guaranteed the bank facilities of some of its overseas subsidiaries.  At the period end there were no borrowings (2002 - £nil) under these facilities.

23. Controlling entity and parent undertaking

Following the acceptance of the cash offer from Witness Systems, Inc. on 21 March 2003, Witness Systems, Inc. became the controlling entity and parent undertaking.  Witness Systems, Inc. is incorporated in the United States of America.

24. Additional information on subsidiaries consolidated

Subsidiary undertaking	Country of incorporation and operation	Activity	% of ordinary shares held

Eyretel Inc.	United States of America	Voice and data solutions	100%
Eyretel (Asia) Limited	Hong Kong	Voice and data solutions	100%
Eyretel Australia Pty Limited	Australia	Voice and data solutions	100%
Eyretel France SARL	France	Voice and data solutions	100%
Eyretel Deutschland GmbH	Germany	Voice and data solutions	100%
Eyretel (M) Sdn Bhd	Malaysia	Voice and data solutions	100%
Eyretel Canada Limited	Canada	Voice and data solutions	100%
Eyretel (Singapore) PTE Ltd	Singapore	Voice and data solutions	100%
Eyretel (Brazil)	Brazil	Voice and data solutions	100%
Eyretel Japan Co. Ltd	Japan	Voice and data solutions	100%
Mycom Media Limited	United Kingdom	Dormant	100%
Eyretel CALA	United States of America	Voice and data solutions	100%

25. Post balance sheet events

On 23 April 2003 the Company’s shares were delisted from the London Stock Exchange.

Following the acceptance of the cash offer from Witness Systems, Inc. the outstanding share options detailed in note 18, lapsed.

The Company have announced a capital reduction scheme, which would result in a capital reduction of £8 million and a share repurchase programme of up to 15% of issued share capital.

26.  Summary of the differences between accounting principles generally accepted in the United Kingdom and the United States of America

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”) which differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The following is a summary of the significant adjustments to profit/(loss) on ordinary activities and equity shareholders’ funds when reconciling amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with U.S. GAAP.

Effect on profit and loss of the differences between U.K. GAAP and U.S. GAAP:		Period ended 21 March 2003	Year ended 31 March 2002
		£’000	£’000

(Loss)/profit on ordinary activities under U.K. GAAP		(23,121)	712
U.S. GAAP adjustments:
Revenue recognition	(a)	11,109	(13,172)
Share options	(b)	(1,232)	(2,021)
Capitalised software costs	(c)	573	(407)
Stock value provision	(d)	1,241	—
Impairment of tangible fixed assets	(e)	260	—
Net loss under U.S. GAAP		(11,170)	(14,888)

Effect on equity shareholders’ funds of the differences between U.K. GAAP and U.S. GAAP:		At 21 March 2003	At 31 March 2002
		£’000	£’000

Equity shareholders’ funds under U.K. GAAP		22,451	46,757
U.S. GAAP adjustments:
Revenue recognition	(a)	(24,458)	(35,634)
Share options	(b)	(15,465)	(14,233)
Capitalised software costs	(c)	(4)	(577)
Stock value provision	(d)	1,241	—
Impairment of tangible fixed assets	(e)	260	—
Investment in own shares	(f)	(6)	(6)
Shareholders’ equity under U.S. GAAP		(15,981)	(3,693)

(a)  Revenue recognition

Under U.K. GAAP, revenue from maintenance and other support services is recognised ratably over the period of the contract. Hardware and software revenue is recognised when there is an irrevocable order from the client, an agreed contract is in place, shipping of the product has commenced and an invoice has been produced. Revenue for the provision of services is recognised as the services are both performed and invoiced.  Where certain services such as project management, systems integration and consultancy are performed over a number of accounting periods or in a fixed price contract, revenue is recognised on a percentage completion basis.  Training and installation services are only recognised when the service has been completed.

Under U.S. GAAP, the Group recognises revenue in accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4, Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions (collectively, “SOP 97-2”).  Under SOP 97-2, all elements in the Group’s multiple element arrangements are recognised ratably over the related maintenance period (i.e., subscription basis) as vendor specific evidence of fair value does not exist for the maintenance element of the arrangements.  If maintenance is not sold, then the elements are recognised at the time all elements of the arrangement are delivered.

(b)  Share options

Under U.K. GAAP, compensation expense is recorded in the statements of profit and loss if at the date of grant, the option’s exercise price is less than the Group’s share market price.  This expense is recorded as the difference between the exercise price and the market price times the number of options at the date of grant.

For U.S. GAAP, the Group accounts for its share options under Accounting Principles Board Opinion 25,  Accounting for Stock Issued to Employees. The difference between the market price of the Group’s shares at the measurement date and the exercise price of the option is credited to shareholders’ equity and written off in the income statement over the vesting period.  For options which have been granted and remain subject to the satisfaction of relevant performance conditions, the surplus between the market value of the shares under option at the end of each period and the exercise price is expensed to the income statement over the vesting period.

Under U.S. GAAP, for shares that have been issued in close proximity to an Initial Public Offering (“IPO”), the IPO price is presumed to be fair value unless objective evidence to the contrary exists to support another value.  Accordingly, the Group’s IPO price is presumed to be fair value for certain share option issuances prior to the IPO.

(c)  Capitalised software costs

Under U.K. GAAP, software costs are capitalised where development is incurred on a separately identifiable commercial project whose profitable outcome is reasonably foreseeable and is amortised over its estimated useful life of two years.

Under U.S. GAAP, the Group’s software costs do not meet the capitalisation criteria of Statements of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed and thus are expensed as incurred.

(d)  Stock value provision

Under U.K. GAAP, stocks are stated at the lower of cost and net realisable value. Events occurring between the balance sheet date and the date of completion of the financial statements need to be considered in arriving at the net realisable value at the balance sheet date.  Upon the acquisition by Witness, Witness made the decision to discontinue the Group’s equipment sales and sell the stock to a third party without the Group’s software component.  Without this software, the net realisable value of the Group’s equipment stock was sufficiently diminished. Accordingly, a stock provision was recorded under U.K. GAAP at 21 March 2003 to reduce the equipment stock down to the value paid by the third party.

Under U.S. GAAP, stocks are stated at the lower of cost or market. Events occurring after the balance sheet date that are indicative of conditions that did not exist at the balance sheet date only require disclosure in the financial statements if omission of such disclosure would cause the financial statements to be misleading.  The decision by Witness to discontinue the Group’s equipment sales was made after the balance sheet date.  Accordingly, the stock provision has not been recorded under U.S. GAAP.

(e)  Impairment of tangible fixed assets

Under U.K. GAAP, an impairment review is required whenever a trigger event occurs as indicated in FRS No. 11, Impairment of Fixed Assets and Goodwill. To the extent that the carrying amount exceeds the recoverable amount, that is the higher of net realisable value and value in use (fair value), the fixed asset is written down to its recoverable amount.

Under U.S. GAAP, long-lived assets are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Group estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired. The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset.

Certain assets that met the criteria for impairment under U.K. GAAP did not meet the criteria for impairment under U.S. GAAP. For U.S. GAAP, these assets were included in an asset group that was estimated to have undiscounted future cash flow greater than the carrying amount of the asset group.

(f)  Investment in own shares

Under U.K. GAAP, shares held by an employee trust which have not yet vested unconditionally to employees are recognised as an asset of the sponsoring company.  These shares, as they are not yet vested, are considered to be held for the continuing benefit of the Group’s business and are therefore classified as an investment.  The shares are carried at cost less a provision for permanent diminution of value. Accordingly, shares of Eyretel plc held by a discretionary trust (managed by the RBC Trustees Guernsey Limited) are recorded as fixed asset investments.  All shares were purchased by the trust at 0.05 p.

Under U.S. GAAP, shares of Eyretel plc held in the discretionary trust are treated the same as U.K. GAAP except these shares are recorded as a deduction from shareholders’ equity and are classified as treasury stock.

Presentational differences:

Deferred income taxes

Under U.K. GAAP, deferred tax is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallize based on current tax rates and laws.  Deferred tax assets are recognised to the extent it is regarded as more likely than not that they will be recovered.

Under U.S. GAAP, deferred taxes are provided for all temporary differences on a full asset and liability basis.  A valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will not be realised. Under U.S. GAAP, the Group’s net deferred tax assets have been fully valued at both 21 March 2003 and 31 March 2002 (resulting in a net deferred tax asset of nil at both dates).

Exceptional items

Under U.K. GAAP, exceptional items are material items within the Group’s ordinary activities which are disclosed separately due to their size or incidence. These items do not qualify as extraordinary under U.S. GAAP and are considered part of operating results.

Balance sheet presentation

Under U.K. GAAP, assets in the balance sheet are presented in ascending order of liquidity.

Under U.S. GAAP, assets are presented in descending order of liquidity.

Cash flow statements

Under U.K. GAAP, the consolidated cash flow statement is presented in accordance with FRS No. 1 (Revised) Cash Flow Statements (FRS 1). The statement prepared under FRS 1 presents substantially the same information as that required under SFAS No. 95 Statement of Cash Flows.  Under U.S. GAAP, however, there are certain differences from U.K. GAAP with regard to classification of items within the cash flow statement with regard to the definition of cash.

Under SFAS No. 95, cash and cash equivalents include cash and short-term investments with original maturities of three months or less.  Under FRS 1, cash comprises cash in hand and at bank (on demand) and overnight deposits, net of bank overdrafts.

The following statements summarise the statements of cash flows as if they had been presented in accordance with U.S. GAAP, and include the adjustments which reconcile cash and cash equivalents under U.S. GAAP to cash on demand reported under U.K. GAAP.

	Period Ended 21 March 2003	Year Ended 31 March 2002
	£’000	£’000

Net cash used in operating activities	(3,266)	(2,763)
Net cash provided by investing activities	4,708	5,349
Net cash used in financing activities	(45)	(105)
Net increase in cash and cash equivalents	1,397	2,481
Effect of exchange rate changes on cash	(1,231)	(10)
Cash and cash equivalents under U.S. GAAP at beginning of year	5,641	3,170
Cash and cash equivalents under U.S. GAAP at end of year	5,807	5,641

Recently issued U.S. Accounting Standards

SFAS No. 143, ‘Accounting for Asset Retirement Obligations’

SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement requires that the fair value of a liability for an asset retirement obligation be recognised in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalised as part of the carrying amount of the long-lived asset. SFAS No. 143 amends SFAS No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies and certain other pronouncements. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after 15 June 2002. The Group does not believe there will be a significant impact of the adoption of SFAS No. 143.

SFAS No. 145, ‘Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections’

SFAS No. 145 was issued in April 2002 and is applicable to fiscal years beginning after 15 May 2002. One of the provisions of this technical statement is the rescission of SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, whereby any gain or loss on the early extinguishment of debt that was classified as an extraordinary item in prior periods in accordance with SFAS No. 4, which does not meet the criteria of an extraordinary item as defined by APB Opinion 30, shall be reclassified. The Group does not believe there will be a significant impact of the adoption of SFAS No. 145.

SFAS No. 146, ‘Accounting for Costs Associated with Exit or Disposal Activities’

In June 2002, SFAS No. 146 was issued.  SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No 94-3 Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including certain costs incurred in a restructuring) (“EITF 94-3”).  SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred as opposed to when the entity commits to an exit plan under EITF 94-3. Under SFAS No. 146, fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities that are initiated after 31 December 2002, with early application encouraged. The Group adopted FAS 146 effective 1 January 2003.  No significant exit or disposal activities have been initiated by the Group since this date.

SFAS No. 148, ‘Accounting for Stock-Based Compensation —Transition and Disclosure, an amendment of FASB Statement No. 123’

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148. SFAS No. 148 amends SFAS No. 123 Accounting for Stock-Based Compensation, or SFAS No. 123, and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. The statement is effective for fiscal years beginning after 15 December 2002. The Group has not yet decided on what course of action to take in response to this standard.

SFAS No. 149, ‘Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities’

In April 2003 the FASB issued SFAS No. 149. The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. In particular, it (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to the language used in FASB Interpretation No. 45, Guarantor Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others and (4) amends certain other existing pronouncements. SFAS No. 149 is effective for contracts entered into or modified after 30 June 2003, except as stated below and for hedging relationships designated after 30 June 2003.  The provisions of SFAS No. 149 that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to 15 June 2003 should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after 30 June 2003. SFAS No. 149 should be applied prospectively. The Group does not believe there will be a significant impact of the adoption of SFAS No. 149.

SFAS No. 150, ‘Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity’

In May 2003, the FASB issued SFAS No. 150. SFAS 150 modifies the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The Statement requires that those instruments be classified as liabilities in statements of financial position.  SFAS 150 affects an issuer’s accounting for three types of freestanding financial instruments, namely:

•                 mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets.

•                 Instruments, other than outstanding shares, that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. These instruments include put options and forward purchase contracts.

•                 obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares.

SFAS 150 does not apply to features embedded in financial instruments that are not derivatives in their entirety. In addition to its requirements for the classification and measurement of financial instruments within its scope, SFAS 150 also requires disclosures about alternative ways of settling those instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. SFAS 150 is effective for financial instruments entered into or modified after 31 May 2003, and otherwise is effective at the beginning of the first interim period beginning after 15 June 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Group does not believe there will be a significant impact of the adoption of SFAS No. 150.

FASB Interpretation (“FIN”) No. 45, ‘Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others (an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of Interpretation No. 34)’

In November 2002, the FASB issued FIN 45. This interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognise, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. This interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness to Others, which is being superseded. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after 31 December 2002, irrespective of the guarantor’s fiscal year-end. The Group does not believe the adoption of the recognition and initial measurement requirements of FIN 45 will have a material impact on its financial position or results of operations.

FIN No. 46 ‘Consolidation of Variable Interest Entities, an interpretation of ARB No. 51’

In January 2003, the FASB issued FIN 46. This interpretation requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after 31 January 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after 15 June 2003. The Group does not currently believe that it has any variable interest entities under FIN 46.